UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2021

Blonder Tongue Laboratories, Inc.

(Exact Name of registrant as specified in its charter)

Delaware	1-14120	52-1611421
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Jake Brown Road, Old Bridge, New Jersey  08857

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (732) 679-4000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001	BDR	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 15, 2021, Blonder Tongue Laboratories, Inc. (the “Company”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) with an institutional investor providing for the sale by the Company to the investor of 425,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share, at a purchase price of $1.12 per share, resulting in aggregate proceeds to the Company of $476,000. The Shares were offered and sold pursuant to the Company’s shelf registration statement on Form S-3 (Registration No. 333-254719), previously filed by the Company with the Securities and Exchange Commission, including the prospectus contained therein and the prospectus supplement dated November 15, 2021 relating to the offer and sale of the Shares as described herein.

The foregoing summary description of the Purchase Agreement is qualified in its entirety by reference to that agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

A copy of the opinion of Stradley Ronon Stevens & Young, LLP relating to the Shares is attached as Exhibit 5.1 hereto.

The above disclosure shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 8.01 Other Events.

As previously disclosed, on August 16, 2021, the Company entered into a Sales Agreement with Roth Capital Partners, LLC (the “Agent”), which provides for the offer and sale by Company from time to time through the Agent shares of the Company’s common stock, par value $0.001 per share. As of November 12, 2021, the Company had completed the issuance and sale of shares of its common stock in an aggregate amount of $179,506 through sales made pursuant to the Sales Agreement.

The following risk factor is intended to update the risk factor include in the Company's Form 10-Q for the quarter ended September 30, 2021 with respect to compliance with the listing requirements of NYSE American:

We are subject to the continued listing requirements of the NYSE American. If we are unable to comply with such requirements, our common stock would likely be delisted from the NYSE American, which would limit investors’ ability to effect transactions in our common stock and subject our common stock to additional trading restrictions.

Our common stock is currently listed on NYSE American. In order to maintain our listing, we must maintain certain share prices, financial and share distribution targets, including maintaining a minimum amount of stockholders’ equity and a minimum number of public shareholders. In addition to these objective standards, NYSE American may delist the securities of any issuer for other reasons involving the judgment of NYSE American. On June 10, 2020 we received written notification from NYSE American that we were not in compliance with the continued listing standard under Section 1003(a)(iii) of the NYSE American Company Guide (“Company Guide”), which requires a listed company to have stockholders’ equity of at least $6 million if it has reported losses from continuing operations and/or net losses in its five most recent fiscal years. In accordance with NYSE American requirements, we submitted a plan addressing how we intend to regain compliance with Section 1003(a)(iii) by December 10, 2021, the deadline for us to regain compliance.

On August 27, 2020, we received notice that our plan to regain compliance with Section 1003(a)(iii) of the Company Guide had been accepted and that we had been granted a plan period through December 10, 2021. As a result, the listing of our common stock on NYSE American is being continued during the plan period pursuant to an extension. However, during the plan period we are subject to periodic review by NYSE Regulation staff, including quarterly monitoring, to determine if we are making progress consistent with the plan.

On December 9, 2020, we received an additional written notification from NYSE American that we were not in compliance with the continued listing standard set forth in Section 1003(a)(ii) of the Company Guide, which requires a listed company to have stockholders’ equity of at least $4 million if it has reported losses from continuing operations and/or net losses in three of its four most recent fiscal years.

On April 2, 2021, we received an additional written notification from NYSE American that we were not in compliance with the continued listing standard set forth in Section 1003(a)(i) of the Company Guide, which requires a listed company to have stockholders’ equity of at least $2 million if it has reported losses from continuing operations and/or net losses in two of its three most recent fiscal years.

If we are not in compliance with all of these continued listing standards by December 10, 2021, or if NYSE Regulation determines that we are not making sufficient progress consistent with our plan, delisting proceedings will be instituted against us, as appropriate.

Due largely to the continuing effects of the COVID-19 pandemic, we did not meet certain elements of the near-term milestones we had included as part of the compliance plan we submitted to the NYSE American. As a result, it is possible that NYSE Regulation will determine that we are not making sufficient progress consistent with our plan and may request that we submit a revised plan or may initiate delisting proceedings against us. We cannot assure you that we will make sufficient progress to regain compliance with these listing standards by December 10, 2021 under our initial plan or any revision we make to such plan or that NYSE Regulation will accept any revisions we propose to make to our initial plan, or that delisting proceedings may not be instituted against us based on our not meeting certain elements of the near-term milestones we had included as part of the compliance plan we submitted. If the measurement date for regaining compliance was November 15, 2021, the date of this Current Report on Form 8-K, we would not have met the continued listing standards. Based on current circumstances, the Company does not believe it will be able to regain compliance by the December 10, 2021 deadline. If delisting proceedings are instituted against us, we would have the right to appeal any delisting determination.

If NYSE American delists our common stock from trading on the exchange and we are not able to list our securities on another national securities exchange, we expect our common stock would qualify to be quoted on an over-the-counter market. If this were to occur, we could experience a number of adverse consequences, including:

●	limited availability of market quotations for the common stock;

●	reduced liquidity for our securities;

●	our common stock being categorized as a “penny stock,” which requires brokers trading in our common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our common stock; and

●	decreased ability to issue additional securities or obtain additional financing in the future.

In addition, the National Securities Markets Improvement Act of 1996 generally preempts the states from regulating the sale of “covered securities.” Our common stock qualifies as “covered securities” because the shares of common stock are listed on NYSE American. If our common stock were no longer listed on NYSE American, our securities would not be “covered securities” and we would be subject to regulation in each state in which we offer our securities.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is filed herewith:

Exhibit No.	Description

5.1	Opinion of Stradley Ronon Stevens & Young, LLP.

10.1	Stock Purchase Agreement dated as of November 15, 2021 between Blonder Tongue Laboratories, Inc. and Cavalry Fund I LP.

23.1	Consent of Stradley Ronon Stevens & Young, LLP (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLONDER TONGUE LABORATORIES, INC.

	By:	/s/ Eric Skolnik
Skolnik
Senior Vice President and Chief Financial Officer
Date: November 15, 2021

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